Exhibit 32.1

Section 1350 Certification

In connection with the annual report of Sunwin Stevia International, Inc. (the “Company”) on Form 10-K for the year ended April 30, 2022 as filed with the Securities and Exchange Commission (the “Report”), I, Chunchun Wang, Chief Executive Officer of the Company, and I, Fanjun Wu, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Chunchun Wang
August 10, 2022	Chunchun Wang,
Chief Executive Officer

/s/ Fanjun Wu
August 10, 2022	Fanjun Wu,
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.